AGREEMENT


         THIS AGREEMENT made this 11TH day of March, 1996 between KELLER CARNEGIE ASSOCIATES, a New Jersey limited partnership having an office at 103 Carnegie Center, Princeton, New Jersey 08540 ("Seller") and CENTURY PLAZA ASSOCIATES, a New Jersey general partnership, having an office at 11 Commercial Drive, Cranford, New Jersey 07016 ("Purchaser").

                                    RECITALS

         A. Seller is the owner of the Premises (as hereinafter defined) located in the County of Mercer, Township of Princeton, State of New Jersey, commonly known as 103 Carnegie Center, Princeton, New Jersey.

         B. Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the Premises (as hereinafter defined), subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

         1.       SUBJECT OF CONVEYANCE.

                  Seller hereby agrees to sell and convey, and Purchaser hereby agrees to purchase, subject to all terms and conditions set forth in this
Agreement:

                           (i) those  certain  plots,  pieces or parcels of land
situate, lying and being in the County of Mercer, Township of Princeton and State of New Jersey comprised of approximately 9.892 acres in the aggregate of developed land, as described in Exhibit A annexed hereto (the "Land"); and

                           (ii)  the   buildings,   open   parking   areas   and
improvements, including without limitation, all mechanical, electrical, heating, ventilation, air conditioning and plumbing fixtures, systems and equipment as well as all compressors, engines, elevators and escalators, if any, erected on the Land and commonly known as Carnegie Center, Princeton, New Jersey (the "Buildings"); and

                           (iii) All leases and other agreements with respect to
the occupancy of the Land and Buildings, together with all amendments and modifications thereto, and rents, additional rents, reimbursements, profits, income, receipts and Security Deposits thereunder ("Leases") and all of Seller's right, title and interest in and to those contracts and agreements for the servicing, maintenance and operation of the Land and Buildings ("Service Contracts") to the extent Purchaser elects to assume same as provided in Section 9 herein; and

                           (iv) all right,  title and  interest,  if any, of the
Seller in and to those certain fixtures, equipment, furniture and other personal property affixed to or appurtenant to the Land and Buildings including, without limitation, all carpets, drapes and other furnishings; maintenance equipment and tools; keys to locks on or in the Buildings; and all other machinery, equipment, meters, boilers, repair parts, fixtures and tangible personal property of every kind and character and all accessions and additions thereto owned by and in the possession of Seller and attached to or located upon and used in connection with the ownership, maintenance, or operation of the Land or Buildings which are not the property of tenants of the Buildings or of other persons (the "Personal Property"); and

                           (v) all right,  title and  interest,  if any,  of the
Seller in and to any land lying in the bed of any public street, road, alley, easements, rights of way, water, water courses, hereditaments or avenue opened or proposed, in front of or adjoining said Land and Buildings, including all strips and gores between the Land and abutting property, to the center line thereof; and

                           (vi) all right, title and interest of Seller, if any,
in and to all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, operating or maintenance manuals and other plans and studies of any kind owned by Seller, if any, with respect to the Land, the Buildings, or the Personal Property ("Plans"); and

                           (vii)  all  books,  records,   promotional  material,
tenant data, leasing material and forms, past and current rent rolls, paid bill files, bank statements, tax returns, market studies, keys, and other materials of any kind owned by Seller, if any, which are or may be used in Seller's ownership or use of the Land, the Buildings or the Personal Property ("Books and Records"); and

                           (viii) all right,  title and  interest of Seller,  if
any, in and to the use of the name "Carnegie Center" and any other name by which the property is commonly known, and all goodwill, if any, related to the name by which the property is commonly known; and

                           (ix) all right, title and interest of Seller, if any,
in and to any and all licenses and permits owned or held by Seller (including any certificates of occupancy) to the extent such are assignable and in any way related to or arising out of or used in connection with the ownership or operation of the Land, the Buildings or the Personal Property (collectively, "Licenses and Permits"); and

                           (x) all other rights,  privileges  and  appurtenances
owned by Seller, if any, and in any way related to the rights and interests described above in this Section.

(The foregoing properties, rights and interests set forth or described in sub-sections (i) - (x) of this Section 1 are hereinafter collectively referred to as the "Premises".)


         2.       DEFINITIONS OF CERTAIN TERMS.

                  For purposes of this Agreement, unless the context otherwise requires:

                           "Additional   Rent"  shall  mean  any   component  of
additional rent, however characterized, under a Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses.

                           "Additional  Rent  Credit"  shall mean the  aggregate
amount due to all Tenants on account of the overpayment during calendar year 1995 or any other prior year of any Additional Rent.

                           "Appurtenances"  shall  mean  all  right,  title  and
interest,  if any, of Seller in and to any award or payment made, or to be made,
(x) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Land or Buildings, (y) for damage to the Land or Buildings or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (z) for any taking in condemnation or eminent domain of any part of the Land or Buildings other than provided for in Section 19.

                           "Broker" is as defined in Section 16.

                           "Brokerage Fund" is as defined in Section 15.

                           "Cash Payment" is Ten Million ($10,000,000)  Dollars,
subject to adjustments as provided herein.

                           "Closing" is on or about March 20, 1996,  but subject
to the provisions of Section 22.

                           "Closing  Date" shall mean the date on which the deed
to the Premises shall be delivered and title thereto conveyed to Purchaser.

                           "Deed"  shall  mean a  bargain  and  sale  deed  with
covenants in proper statutory form for recording so as to convey to Purchaser good and marketable title to the fee simple of the Premises, free and clear of all liens and encumbrances, except the Permitted Encumbrances.

                           "Deposit" is Two Hundred  Fifty  Thousand  ($250,000)
Dollars.

                           "DOT" is as defined in Section 19.

                           "Element" is as defined in Section 26.

                           "Environmental  Documents"  is as  defined in Section
26.

                           "Escrow  Agent"  is First  American  Title  Insurance
Company.

                           "Escrow" is as defined in Section 15.

                           "Escrow Agreement" is as defined in Section 15.

                           "Estoppel Certificate" is as defined in Section 7.

                           "Execution  Date" is the date  that a fully  executed
copy of this Agreement is in the possession of counsel to Purchaser and Seller.

                           "Expenses Fund" is as defined in Section 15.

                           "Governmental  Authorities"  shall  mean any  agency,
board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Premises or the management, operation, use or improvement thereof.

                           "Hazardous   Materials"   shall   include,    without
limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls, asbestos or any materials containing asbestos, or related or similar materials, or any other substance or material defined as a hazardous or toxic substance or waste or toxic pollutant by any federal, state or local law, ordinance, rule, or regulation.

                           "Inspection  Period" is the period  commencing on the
Execution Date and ending March 20, 1996.

                           "ISRA" is the Industrial Site Recovery Act,  N.J.S.A.
13:1K-6 et seq., the regulations promulgated thereunder and any amending or successor legislation and regulations.

                           "ISRA Compliance Date" is as defined in Section 26.

                           "Lease Extensions" is as defined in Section 8.

                           "Major Facility" is as defined in the Spill Act.

                           "Master Lease" is as defined in Section 15.

                           "NJDEP" is the New Jersey Department of Environmental
Protection.

                           "Permitted Encumbrances" is as defined in Section 5.

                           "Premises" is as defined in Section 1.

                           "Purchase Price" is as defined in Section 4.

                           "Rent  Roll" is the rent  roll for the  Premises  set
forth in Exhibit G in the form required under Section 9(b).

                           "Security  Deposits" are those deposits  posted under
the Leases and all other deposits, if any, in the nature of security for a Tenant's performance under its Lease.

                           "Seller's Equity" is as defined in Section 9.

                           "Service  Contracts"  shall mean those  contracts set
forth in Exhibit H.

                           "Spill  Act"  shall mean the Spill  Compensation  and
Control Act, N.J.S.A. 58:10-23.11 et seq., together with any amendments or revisions thereof and any regulations promulgated thereunder and any amending or successor legislation and regulations.

                           "Tenant  Improvement  Fund" is as  defined in Section
15.

                           "Tenants"  shall  mean any and all  occupants  of the
Premises as of the date hereof.

                           "Tests and Studies" is as defined in Section 3.

                           "Title  Company" is First  American  Title  Insurance
Company.

                           "Title Policy" is as defined in Section 17.


         3.       INSPECTION PERIOD; PURCHASER'S RIGHT OF
                           INSPECTION PRIOR TO CLOSING

                  During the Inspection Period, Purchaser, at its sole expense, may perform Tests and Studies and may inspect the physical (including environmental) and financial condition of the Premises, including but not limited to the Leases, contracts, engineering and environmental reports, development approval agreements, permits and approvals and Service Contracts, which inspection shall be satisfactory to Purchaser in its sole discretion. Purchaser may terminate this Agreement for any reason, by written notice to Seller given within the Inspection Period. In the event Purchaser terminates this Agreement, Purchaser shall be entitled to the return of the Deposit with interest earned thereon, and this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations hereunder except as otherwise provided herein.

                  During  the  Inspection  Period,  Purchaser,  its  agents  and contractors, shall have the right to enter upon the Premises and perform (or cause to be performed) tests, investigations and studies of or related to the
Premises including, but not limited to, soil borings, ground water investigation, percolator tests, surveys, architectural, engineering, subdivision, environmental, access, financial, market analysis, development and economic feasibility studies and other tests, investigations or studies as Purchaser, in its sole discretion, determines is necessary or desirable to satisfy Purchaser of the feasibility of owning and using the Premises (collectively the "Tests and Studies"), provided that it shall give Seller notification of its intention to conduct any such inspection and that such inspection shall not unreasonably impede the normal day-to-day business operation of the Premises. Such right of inspection and the exercise of such right shall not constitute a waiver by Purchaser of the breach of any representation or warranty of Seller which might have been disclosed by such inspection.

                  Seller agrees to permit Purchaser access to the Premises upon prior notice to Seller for the purpose of performing the Tests and Studies. To assist Purchaser in the performance of its Tests and Studies, Seller has previously delivered to Purchaser true and complete copies of all test borings, environmental reports (including, without limitation, all Environmental Documents), surveys, title materials and engineering and architectural data and the like relating to the Premises that are in Seller's possession or under its control and, in the event any additional materials or information come within Seller's possession or control after the date of this Agreement, Seller shall promptly submit true and complete copies of the same to Purchaser. Seller shall cooperate with Purchaser in facilitating the Tests and Studies and shall obtain, at no cost or expense to Seller, any consents that may be necessary in order for Purchaser to perform the same. Purchaser shall repair and restore any portion of the surface of the Premises disturbed by Purchaser, its agents or contractors during the conduct of any of the Tests and Studies to substantially the same condition as existed prior to such disturbance.


         4.       PURCHASE PRICE AND TERMS OF PAYMENT.

                  The purchase price for the Premises is Ten Million Two Hundred Fifty Thousand and xx/100 Dollars ($10,250,000.00) (the "Purchase Price"), payable as follows:

                  (a) Delivery of the Deposit to the Escrow Agent,  within three
(3) days of the  Execution  Date,  which shall be held  pursuant to the terms of
Section 24; and

                  (b) The Cash Payment, by a bank, certified or cashier's check on the Closing Date or by the wiring of federal funds to Seller or the Escrow Agent, subject to adjustment as provided herein.


         5.       MATTERS TO WHICH THIS SALE IS SUBJECT

                  The Premises are sold and are to be conveyed subject to the following (collectively the "Permitted Encumbrances"):

                  (a) The liens of real estate taxes, personal property taxes, water charges, and sewer charges provided same are not due and payable;

                  (b) The rights of Tenants, as tenants only;

                  (c) Those restrictions, covenants, agreements, easements, matters and things affecting title to the Premises and more particularly described in Exhibit "D" annexed hereto and by this reference made a part hereof;

                  (d) Any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates as the same may be amended subsequent to the date hereof affecting the Premises adopted by the United States, the State of New
Jersey, the Township of Princeton and any and every other Governmental Authority having jurisdiction thereof;

                  (e) The state of facts shown on that certain survey prepared by Thomas Tyler Moore Associates Inc. and dated June 8, 1987 and revised June 18, 1987 and any update of said survey and any other state of facts which a recent and accurate survey of the Premises would actually show, provided same do not impair the use of the Premises as an office building and do not render title uninsurable at standard rates; and

                  (f) Those Service Contracts (as hereinafter defined) and, to the extent permitted herein, replacements and renewals thereof (subject to apportionment as provided in this Agreement) if and to the extent the same are assumed by Purchaser, at its option, at Closing.


         6.       ADJUSTMENTS

                  (a) The following items with respect to the Premises are to be apportioned as of midnight on the date preceding the Closing and shall be paid to the appropriate parties outside of the Purchase Price:

                           (i) Rents,  escalation  charges and percentage  rents
payable by Tenants as and when collected. Purchaser shall use reasonable efforts to collect delinquent additional rents. All monies received from Tenants from and after the Closing shall belong to Purchaser and shall be applied by Purchaser to current rents and other charges under the Leases and to any delinquencies then due Purchaser. After application of such monies to any rents and charges due to Purchaser (whether current or delinquent), Purchaser agrees to remit to Seller any excess amounts paid by a Tenant to the extent paid prior to Closing. Delinquent additional rents received after Closing shall be applied first to any delinquent additional rents owed to Purchaser, and thereafter paid to Seller. The provisions of this subsection 6(a) shall survive the Closing Date.

                           (ii) The  Additional  Rent Credit.  At least ten (10)
days prior to Closing, Seller shall deliver to Purchaser a schedule showing the portion of the Additional Rent Credit allowable to each Tenant and a description of the nature of such overpayment. Purchaser agrees to remit said amount to each Tenant on the schedule. Seller acknowledges its obligation to each Tenant with respect to any claims for overpayment of Additional Rent for any period prior to the Closing Date other than as set forth on said schedule, and that such obligation shall survive the Closing. In the event that any Tenant shall assert a claim against Purchaser for any Additional Rent Credit, Seller shall indemnify, defend and hold harmless Purchaser for any loss, cost or expense arising therefrom, including without limitation the amount of the claim and reasonable counsel fees and disbursements (whether or not in-house or outside counsel).

                           (iii) Utility charges  payable by Seller,  including,
without limitation, electricity, water charges and sewer charges. If there are meters on the Premises, Seller will cause readings of all said meters to be performed not more than five (5) days prior to the Closing Date.

                           (iv) Amounts payable under the Service Contracts,  to
the extent Purchaser assumes such Service Contracts at Closing.

                           (v)  Real  estate  taxes  due and  payable  over  the
calendar year. If the Closing Date (as hereinafter defined) shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Premises should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and Seller agrees to pay Purchaser any increase shown by such recomputation and vice versa. The provisions of this Subsection 6(a)(v) will survive the Closing Date.

                           (vi) Income from  vending  machines,  if any, and all
other income, if any, other than rents.

                           (vii) All charges levied for the maintenance charges,
membership fees, dues or other charges as provided in the Declaration of Covenants, Conditions and Restrictions, as amended (as defined in the Title Policy).

                  (b) At the Closing, Seller shall deliver to Purchaser a list of the Additional Rents billed to Tenants for the calendar year 1996 (both on a monthly basis and in the aggregate), the basis for which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Additional Rent for calendar year 1996. Upon the reconciliation by Purchaser of the Additional Rents billed to Tenants, and the amounts actually incurred for calendar year 1996, Seller and Purchaser shall be liable for overpayments of Additional Rents, and shall be entitled to payments from Tenants, as the case may be, on a pro rata basis based upon each party's period of ownership during calendar year 1996.

                  (c) Except as otherwise provided in this Agreement, the adjustments shall be made in accordance with the customs in respect to title closings in the State of New Jersey.

                  (d) Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing.


         7.       ESTOPPEL CERTIFICATES

                  (a) Seller represents to Purchaser that Seller has delivered to each Tenant an estoppel certificate in the form annexed hereto as Exhibit "E" for Tenant's execution, completed to reflect the Tenant's particular Lease status.

                  (b) Seller agrees to use its best reasonable efforts to obtain from all Tenants and deliver same to Purchaser (i) the estoppel certificates referred to in subsection 7(a), or at a minimum and in satisfaction of the remainder of this Section 7, (ii) estoppel certificates in the form in which each Tenant is obligated to deliver same as provided in its Lease. All certificates referred to in (i) and (ii) above shall be collectively referred to as "Estoppel Certificates".

                  (c) As a condition to Closing, Seller shall deliver (i) an Estoppel Certificate from each Tenant which is leasing demised space in the Premises of 10,000 square feet or more and (ii) Estoppel Certificates from the remaining Tenants leasing seventy-five (75%) percent of the aggregate remaining square footage of the Premises.

                  (d) For an Estoppel Certificate to be deemed delivered for purposes of this Agreement, it must certify that the Tenant's most recent rental payment under its Lease was made not more than one (1) month prior to the month in which the Closing occurs.

                  (e) Seller shall deliver its own Estoppel Certificate on behalf of each Tenant which has failed to deliver such certificate on its own behalf.

         8.       ITEMS TO BE DELIVERED BY SELLER ON THE CLOSING DATE

                  On the Closing Date, Seller, at its sole cost and expense, will deliver or cause to be delivered to Purchaser the following documents in connection with the Premises in form and substance reasonably satisfactory to
Purchaser:

                  (a) The Deed duly executed and acknowledged. The delivery of the Deed shall also be deemed to transfer all of Seller's right, title and interest in and to the Personal Property.

                  (b) All original Leases and all other documents pertaining thereto, and certified copies of such Leases or other documents where Seller, using its best efforts, is unable to deliver originals of same.

                  (c) All other original documents or instruments initialed by or on behalf of the parties to this Agreement or referred to herein, and certified copies of same where Seller, using its best efforts, is unable to deliver originals.

                  (d) A letter to Tenants advising the Tenants of the sale hereunder and directing that rent and other payments thereafter be sent to Purchaser or its designee, as Purchaser shall so direct.

                  (e) Duly executed and acknowledged assignment of all Leases, Security Deposits and Intangible Property in the form of Exhibit "F" annexed hereto.

                  (f) A cashier's check to the order of Purchaser in the amount of the Security Deposits and any prepaid rents, together with interest required to be paid thereon.

                  (g) An affidavit, or such other documents as required by the Title Company, executed by Seller certifying (i) against any work done or supplies delivered to the Premises which might be grounds for a materialman's or mechanic's lien under or pursuant to New Jersey law, in form sufficient to enable the Title Company affirmatively to insure Purchaser against any such lien, (ii) that the signatures on the Deed are sufficient to bind Seller and convey the Premises to Purchaser, (iii) the conveyance is not prohibited or restricted in any way under the laws of the State of New Jersey and (iv) the Rent Roll. Seller shall also deliver a survey affidavit in the form and substance required by the Title Company.

                  (h) Any and all affidavits and other instruments (including but not limited to all organizational documents of the Seller and Seller's general partner including limited partnership agreements, certificates of partnership, by laws, articles of incorporation, and good standing certificates) and documents which the Title Company shall reasonably require in order to insure title to Purchaser, subject to no exceptions other than the Permitted Encumbrances.

                  (i) The Estoppel Certificates required in Section 7.

                  (j) Plans, Books and Records.

                  (k) Intentionally deleted.

                  (l) A Rent Roll, current as of the Closing Date, certified by Seller as being true and correct in all respects.

                  (m) All proper instruments as shall be reasonably required for
(i) the conveyance of title to the Appurtenances, and (ii) subject to the provisions of Section 19, the assignment of and/or collection rights to any condemnation or eminent domain claims, awards or payments, as well as the right to claim or collect damages resulting from damage to the Premises or any part thereof by reason of the changing of grade or closing of any street, road, highway or avenue.

                  (n) Duly executed and acknowledged assignment of those Service Contracts which Purchaser has elected to assume in the form of Exhibit "H" annexed hereto.

                  (o) A certificate signed by an officer of Seller to the effect that Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

                  (p) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by Seller as may be required of Seller by law in connection with the conveyance of the Premises to Purchaser, including but not limited to, Internal Revenue Service forms 1099-S and 1096.

                  (q) A statement setting forth the Purchase Price with all adjustments and prorations shown thereon.

                  (r) The Seller's closing certificate with respect to the representations and warranties described in Section 9 hereof.

                  (s) The Additional Rent list and Additional Rent Credit schedule described in Section 6 hereof.

                  (t) The Escrow Agreement described in Section 15 hereof.

                  (u) Lease extension and modification agreements executed by Kurt Salmon Associates ("Salmon") and Ronin Development Corporation ("Ronin") on terms previously approved by Purchaser and otherwise in form and substance reasonably acceptable to Purchaser (collectively, the "Lease Extensions"). If Seller shall be unable to obtain the Lease Extensions after having used reasonable efforts to obtain same, then Seller perform as described in Section 15.

                  (v) A certification from the Association (as defined in the Title Policy) that all charges, including monthly common charges and assessments, have been paid through the Closing Date with respect to the Premises.

                  (w) Evidence sufficient to Purchaser and the Title Company that Scottish & York Realty, Inc. has no rights or options now or in the future with respect to the Premises.

         9.       SELLER'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Purchaser to purchase the Premises, Seller hereby warrants, represents and agrees that the following are true as of the date hereof and will be true on the Closing Date:

                  (a) Annexed hereto as Exhibit "C" is a true, complete and correct schedule of all Leases, which Leases are valid and bona fide and are now in full force and effect. No defaults exist thereunder and no condition exists which, with the passage of time or the giving of notice or both, will become a default; the Leases constitute all of the leases, tenancies or occupancies affecting the Premises on the date hereof; all Tenants have commenced occupancy; other than as set forth in the Leases, there are no agreements which confer upon any Tenant or any other person or entity any rights with respect to the Premises, nor is any Tenant entitled now or in the future to any concession, rebate, offset, allowance or free rent for any period, nor has any such claim been asserted by any Tenant.

                  (b) Annexed hereto as Exhibit "G" (the "Rent Roll") is a true, complete and correct listing of all Leases, which sets forth: (i) the total number of Tenants at the Premises; (ii) the name of each Tenant; (iii) fixed rent actually being collected; (iv) expiration date or status of the Leases (including all rights or options to renew); (v) Security Deposits; (vi) arrangements under which any Tenant is occupying space on the date hereof or will in the future, occupy such space; (vii) any notices given by any Tenant of an intention to vacate space in the future; and (viii) the base year(s) and base year amounts for all items of rent or additional rent billed to each Tenant on that basis. Seller has performed all of the obligations and observed all of the covenants required of the landlord under the terms of the Leases.

                  (c) All work, alterations, improvements or installations required to be made for or on behalf of all Tenants under the Leases have in all respects been carried out, performed and complied with, and there is no agreement with any Tenant for the performance of any work to be done in the future. No work has been performed at the Premises which would require an amendment to the certificate of occupancy, and any and all work performed at the Premises to the date hereof and to the Closing Date has been and will be in accordance with the rules, laws and regulations of all applicable authorities. All bills and claims for labor performed and materials furnished to or for the benefit of the Premises will be paid in full on the Closing Date.

                  (d) There are no service contracts, union contracts, employment agreements or other agreements affecting the Premises or the operation thereof, except the Service Contracts. True, accurate and complete copies of the Service Contracts have been initialed by the parties. All of the Service Contracts are and will on the Closing Date be unmodified and in full force and effect without any default or claim of default by any of the parties thereto. All sums presently due and payable by Seller under the Service Contracts have been fully paid and all sums which become due and payable between the date hereof and the Closing Date shall be fully paid on the Closing Date.

                  (e) There are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of Seller, threatened against or related to Seller or to all or any part of the Premises or the operation thereof, nor does Seller know of any basis for any such action.

                  (f) There are no outstanding requirements or recommendations by (i) the insurance company(s) which issued the insurance policies insuring the Premises; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage, which require or recommend any repairs or work to be done on the Premises.

                  (g) No Tenants are in arrears for the payment of rent for any month preceding the month of the date of this Agreement, nor has Seller received notice of an intention to vacate from any Tenant, except as noted on the Rent Roll.

                  (h)  Subject  to the  terms  of  this  Agreement,  Seller  has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Premises, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Premises, (iii) any proposed or pending special assessments affecting the Premises or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the Premises and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Premises. Seller agrees to furnish Purchaser with a copy of any such notice received within two (2) days after receipt.

                  (i) Seller has provided Purchaser with all reports in Seller's possession or under its control related to the physical condition of the Premises and all Books and Records necessary for Purchaser to conduct its due diligence and Tests and Studies.

                  (j) Seller has no knowledge of any notices, suits, or judgments relating to any violations (including environmental) of any laws, ordinances or regulations affecting the Premises, or any violations or conditions that may give rise thereto and has no reason to believe that any Governmental Authorities contemplates the issuance thereof.

                  (k) There are no employees working at or in connection with the Premises. There is currently no union agreement affecting the Premises and none will be in effect on the Closing Date.

                  (l)  Annexed  hereto  as  Exhibit  " L" is a  schedule  of all leasing commission obligations affecting the Premises. The respective obligations of Seller and Purchaser with respect to said commissions are set forth in Section 15.

                  (m) Seller (A) is a duly organized and validly existing limited partnership (corporation) under the laws of the State of New Jersey, and is duly authorized to transact business in the State of New Jersey; (B) has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to sell the Premises in accordance with the terms and conditions hereof and all necessary actions of the general and limited partners (stockholders and board of directors) of Seller to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                  (n) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of Seller, enforceable in accordance with the terms of this Agreement. Seller's performance of its duties and obligations under this Agreement and the transfer documents contemplated hereby will not conflict with, or result in a breach of or default under, any provision of any of Seller's organizational documents, any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which Seller is a party or by which its assets are or may be bound.

                  (o) No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending or threatened against, or contemplated by Seller.

                  (p) No person, firm, or entity has any rights in, or rights to acquire all or any part of the Premises.

                  (q) The Personal Property is now owned and will on the Closing Date be owned by Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind.

All representations and warranties provided by Seller in this Agreement shall survive the Closing Date for a period of one (1) year and shall not be merged in the delivery of the Deed. Seller agrees to indemnify and hold Purchaser harmless against all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's fees), and interest and penalties related thereto, asserted by any third party against or incurred by Purchaser, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the covenants, representations and warranties of Seller contained in this Agreement. Any recovery by Purchaser from Seller under this Section shall be limited to Seller's Equity in the Premises (as hereafter defined) unless Seller has made a willful misrepresentation under this Section 9 whereupon recovery by Purchaser shall not be limited in any manner whatsoever. "Seller's Equity" in the Premises shall mean the net amount of the Purchase Price actually received by Seller after deducting from the Purchase Price all charges and costs of Seller including, but not limited to, the payoff of the Mutual Benefit Life mortgage, the Tenant Improvement Fund, the Brokerage Fund, the Expenses Fund, the consulting/brokerage payment to Salvatore Frassetto and Seller's expenses in connection with this transaction.


         10.      SELLER'S COVENANTS

                  Seller covenants and agrees that between the date hereof and the Closing Date it shall perform or observe the following with respect to the
Premises:

                  (a) Seller, as landlord, will not enter into any new leases with respect to the Premises, or renew or modify any Lease, without Purchaser's prior written consent.

                  (b) If prior to the Closing Date Seller shall have received from (i) any insurance company which issued a policy with respect to the Premises, (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage, any notice requiring or recommending any repair work to be done on the Premises, Seller will do the same expeditiously and diligently at its own cost and expense prior to the Closing Date.

                  (c) Seller will operate and maintain the Premises in the ordinary course of business and use reasonable efforts to reasonably preserve for Purchaser the relationships of Seller and Seller's Tenants, suppliers, managers, employees and others having on-going relationships with the Premises. Seller will complete any capital expenditure program currently in process or anticipated to be completed. Seller will not defer taking any actions or spending any of its funds, or otherwise manage the Premises differently, due to the pending sale of the Premises.

                  (d)      Seller shall not:

                           (i) Enter into any agreement  requiring  Seller to do
work for any Tenant after the Closing Date without first obtaining the written consent of Purchaser; or

                           (ii) Accept the surrender of any Service  Contract or
Lease, or grant any concession, rebate, allowance or free rent.

                  (e) Seller shall not, between the date hereof and the Closing Date, apply any of such Security Deposits with respect to any Tenant in occupancy on the Closing Date.

                  (f) Subject to the provisions of this Agreement, between the date hereof and the Closing Date, Seller will not renew, extend or modify any of the Service Contracts without the prior written consent of the Purchaser in each instance first had and obtained. At the Closing, Seller will cancel or will have previously cancelled (effective on the Closing Date) all Service Contracts except those which Purchaser has agreed in writing to assume, with all cancellations at Seller's sole cost and expense.

                  (g) Seller shall not remove any Personal Property, fixtures or equipment located in or on the Premises, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to Purchaser.

                  (h) Seller shall, upon request of Purchaser at any time after the date hereof, assist Purchaser in its preparation of audited financial statements, statements of income and expense, and such other documentation as Purchaser may reasonably request, covering the period of Seller's ownership of the Premises.

                  (i) Between the date hereof and the Closing Date, Seller will make all required payments under any mortgage affecting the Premises within any applicable grace period, but without reimbursement by Purchaser therefor and Seller shall also pay all of its interest and related obligations under any such mortgage through and including the Closing Date. Seller shall also comply with all other terms covenants, and conditions of any mortgage on the Premises.

                  (j) Seller shall not cause or permit the Premises, or any interest therein, to be alienated, mortgaged, liened, encumbered (other than by mechanic's or materialman's liens or claims which are removed or bonded against prior to Closing) or otherwise be transferred.

                  (k) Up to and including the Closing Date, Seller agrees to maintain and keep such hazard, liability and casualty insurance policies in full force and effect in such amounts and covering such risks sufficiently to protect the Premises and to protect, to a reasonable and prudent extent, the owner of the Premises, in such amounts as are required so as not to be deemed a co-insurer, and for actual replacement cost, against any loss, damage, claim or liability.

                  (l) Seller shall permit Purchaser and its authorized representatives to inspect the Books and Records of its operations at all reasonable times for a period of one (1) year subsequent to the Closing Date. All Books and Records not conveyed to Purchaser hereunder shall be maintained for Purchaser's inspection at Seller's address as set forth above.

                  (m) All violations of laws, statutes, ordinances, regulations, orders or requirements affecting the Premises of which Seller has knowledge, whether or not such violations are now noted in the records of or have been issued by any Governmental Authorities, will be complied with by Seller and the Premises will be conveyed free of any such violations.

                  (n) Seller shall retain the books and records used in determining additional rent amounts under the Leases for a period of two (2) years after notification of said amounts are given to Tenants.

         11.      CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.

                  The obligations of Purchaser to purchase the Premises and to perform the other covenants and obligations to be performed by Purchaser on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Purchaser):

                           (i) The representations and warranties made by Seller
herein shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                           (ii) Seller shall have  performed  all  covenants and
obligations undertaken by Seller in Section 10 hereof in all respects and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                           (iii) The Title Company is  unconditionally  prepared
to issue to  Purchaser  a Title  Policy  meeting the  requirements  set forth in
Section 17 hereof for an "insurable title".

                           (iv) Seller shall have  delivered to Purchaser all of
the documents enumerated in Section 8 hereof.

         12.      SELLER'S CREDIT

                  (a) For a period of three (3) months following the Closing Date, Seller shall have the nonexclusive right to present to Purchaser leases for up to 2,500 square feet of space at the Premises vacant as of the date hereof provided the following conditions are met:

                           (i) the  minimum  rent  shall be at least  $19.00 per
square foot gross (including fixed and additional rent) for each year of the lease;

                           (ii) the  lease  term  shall be for no less than five
(5) years and no more than ten (10) years;

                           (iii)  there are no tenant  rent  concessions  of any
kind whatsoever contained in the lease;

                           (iv) the lease is on the same form as the Leases;

                           (v) the  creditworthiness of the proposed tenant and,
to the extent not otherwise provided herein, the terms and conditions of the proposed lease (and any brokerage agreement executed therewith) shall be satisfactory to Purchaser, in its reasonable discretion;

                           (vi) the tenant is a bona fide third party;

                           (vii)  the lease  shall  have  been  executed  by the
tenant thereunder and shall be a valid, binding and enforceable obligation of said party upon the execution thereof by Purchaser as a landlord thereunder; and

                           (viii) the  procuring  broker,  if any,  shall be any
broker other than Cali Realty Corporation or an affiliate thereof.

If Seller procures any leases in accordance with conditions (i) through (viii), then within thirty (30) days following the tenant thereunder taking occupancy and commencing the payment of regular installments of rent, Purchaser shall pay to Seller an amount derived by multiplying 7.692 times the difference between
(a) the gross rent to be paid over the first year of the lease and (b) the projected operating expenses during the first full year of the lease and thereafter subtracting the aggregate of the tenant improvement costs and brokerage commissions associated with the lease. Following such payment, Purchaser shall be responsible for any tenant improvement costs and brokerage commission incurred with respect to said lease; to the extent previously paid by Seller, Purchaser shall reimburse Seller against actual receipts marked "paid."

                  (b) Purchaser shall have no obligation to accept any lease or leases from Seller which lease in the aggregate is in excess of 2,500 square feet of said vacant space at the Premises. In the event Purchaser shall accept a lease or leases in the aggregate in excess of 2,500 square feet, Seller's credit shall only be applicable to a pro rata amount based upon 2,500 square feet.

                  (c) Seller's rights as set forth in this Section 12 are nonexclusive. As a result, Seller shall only have the rights so provided herein during said three (3) month period only so long as any of said vacant space is available and only for so much of said vacant space as is available. Seller shall have no right or claim to any credit if said vacant space is leased by any other party.

If any payments are made to Seller pursuant to this Section 12 and it is determined by a Governmental Authority that transfer taxes are due with respect to said payments, Purchaser shall withhold the applicable amount for transfer tax purposes and pay said amount over to the appropriate Governmental Authority.

         13.      EXPENSES

                  (a) Seller shall pay the fees, costs and expenses of Seller's counsel, and any and all sales taxes, transfer taxes, documentary stamps, customary recording fees and other taxes and charges imposed in connection with the delivery and recording of the Deed, all customary prorations and appointments and one-half of all reasonable escrow fees.

                  (b) Purchaser shall pay the fees, costs and expenses of Purchaser's counsel, all title insurance premiums and charges, all recording fees, all survey or surveyor charges, and any fees, costs or expenses incurred by Purchaser in connection with its inspection of the Property, including, but not limited to, any architects', engineers', accountants', appraisers' or contractors' fees or costs, all customary prorations and appointments and one-half of all reasonable escrow fees.

                  (c) The  obligations of Seller and Purchaser set forth in this
Section 13 shall survive the Closing or the earlier termination of this Agreement.


         14.      TAX REDUCTION AND APPEALS

                  Seller is hereby authorized to continue the proceeding or proceedings now pending for the reduction of the assessed valuation of the Premises as set forth on Exhibit "J" and to litigate or settle the same in Seller's discretion. Purchaser is hereby authorized by Seller, in Purchaser's sole discretion, to file any applicable proceeding for the 1996 fiscal year for the reduction of the assessed valuation of the Premises.

The net refund of taxes, if any, for any tax year for which Seller or Purchaser shall be entitled to share in the refund shall be divided between Seller and Purchaser in accordance with the apportionment of taxes pursuant to the provisions hereof. The provisions of this Section shall survive the Closing Date.


         15.      LEASING COMMISSIONS AND
                  TENANT IMPROVEMENT OBLIGATIONS

                  (a) All leasing commissions due on account of the original term of all Leases made before the date of this Agreement and extensions and renewals which are presently effective (but not renewals or extensions of such leases which are exercised after the Closing Date) shall be paid by Seller. All leasing commissions on account of extensions or renewals of Leases made after the Closing Date shall be paid by Purchaser with the exception of those pertaining to the Lease Extensions as further set forth in Sections 15(b) and
(c). All tenant improvements obligations shall be satisfied prior to the Closing Date with the exception of those pertaining to the Lease Extensions as further set forth in Sections 15(b) and (c). The provisions of this Section shall survive the Closing.

                  (b) (i) In the event that the Lease Extensions are delivered at Closing, Seller shall direct that a portion of the Purchase Price in the aggregate amount of (a) 110% of the tenant improvement allowances granted to Salmon and Ronin for tenant improvements to be performed by a contractor acceptable to Purchaser (the "Tenant Improvement Fund"), (b) 100% of the amount of brokerage commissions relating to the Salmon and Ronin lease extensions (the "Brokerage Fund") and (c) 100% of certain other identifiable costs and expenses set forth in Exhibit "K" (the "Expenses Fund") be remitted directly to Escrow Agent pursuant to the terms of the escrow agreement (the "Escrow Agreement") in form and substance to be agreed upon between the parties hereto and to be disbursed to Purchaser in accordance with the terms of the Escrow Agreement. The Escrow Agent shall disburse at Closing amounts escrowed under the Brokerage Fund and the Expenses Fund upon (i) receipt of invoices received from certain brokers and/or vendors and (ii) approval of such invoices from Purchaser.

                           (ii)  In  the  event  that  only  one  of  the  Lease
Extensions is executed and delivered at Closing, then (X) the aforedescribed Funds described in Section 15(b)(i) shall be funded at Closing only to the extent necessary to cover the tenant improvements and brokerage commissions for said Lease Extension plus the Expenses Fund, (Y) the Master Lease (as hereafter defined) shall be entered into for the space not leased and (Z) the Escrow shall be reduced by $200,000.00, which amount shall be used to pay the brokerage/consulting fee to Salvatore Frassetto. If Seller does not deliver both Lease Extensions fully executed at Closing, then neither of the aforedescribed Funds shall be funded and the provisions of the following paragraph (c) shall govern.

                  (c) If Seller does not deliver fully executed Lease Extensions by the Closing Date, Seller and Purchaser hereby agree to proceed as follows:
(a) a portion of the Purchase Price up to Eight Million Five Hundred Thousand ($8,500,000.00) Dollars shall be used to satisfy that certain mortgage made by Seller to The Mutual Benefit Life Insurance Company in the original principal amount of $10,000,000.00 (b) to remit the remainder of the Purchase Price (the "Escrow") to the Escrow Agent pursuant to the terms of the Escrow Agreement, (c) to perform their respective obligations under this Agreement, and (d) to enter into a master lease between Seller, as tenant, and Purchaser, as landlord, (the "Master Lease") for the space which was to have been occupied by Ronin, Salmon, or both, as applicable, following the Lease Extensions had such Lease Extensions been entered into. The payments by Seller under the Master Lease are obligations secured and guaranteed by the Escrow; provided, however, that Seller's maximum obligation under the Master Lease shall be limited to the amount of the Escrow. The Master Lease shall be on Purchaser's standard form of lease under the terms and conditions previously agreed upon between the parties. The rent obligations of Seller, as tenant, under the Master Lease shall be paid directly out of the Escrow in accordance with the terms and conditions of the Escrow Agreement.

         (d) When and if both Lease Extensions are signed under the terms and conditions of this Agreement, or replacement leases acceptable to Purchaser covering all of the space demised under the Master Lease are signed, then the balance of the Escrow less an amount equal to the greater of (i) the amounts to be escrowed as the Tenant Improvement Fund, the Brokerage Fund and Expenses Fund as provided in paragraph (b) above or (ii) 110% of the tenant improvement allowances granted under the replacement leases for tenant improvements to be performed by a contractor acceptable to Purchaser plus 100% of the amount of the actual brokerage commissions relating to the replacement leases plus any of the then unpaid identifiable costs and expenses described in paragraph (b) above shall be released to Seller.


         16.      BROKER

                  Purchaser and Seller represent that they have not dealt with any brokers, finders or salesmen except Keller, Dodd and Woodworth, Inc. (the "Broker"), in connection with this transaction, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which they may sustain, incur or be exposed to by reason of any claim for fees or commissions. The commission payable to Broker shall be paid by Seller. The provisions of this Section shall survive the Closing Date or other termination of this Agreement.


         17.      TITLE REPORT

                  (a) Purchaser agrees promptly after execution of this Agreement to order a report of title or title commitment from the Title Company and to direct the Title Company to provide Seller with a copy thereof. It shall be a condition to Closing that Seller transfer, and that the Title Company agree to insure, title to the Premises in the amount of the purchase price (at a standard rate for such insurance) in the name of Purchaser, after delivery of the Deed, by a standard 1992 ALTA Owners Policy, with ALTA endorsements Form 8.1, Form 9 and any other endorsements as required by Purchaser attached, free and clear of all liens, encumbrances and other matters, other than the Permitted Encumbrances (the "Title Policy"). The Title Company shall provide affirmative insurance that any Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title and the exception for taxes shall apply only to the current taxes not yet due and payable. Seller shall provide such affidavits and undertakings as the Title Company insuring title to the Premises may require and shall cure all other defects and exceptions. The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Encumbrances, and standard printed policy and survey exceptions. Seller shall be obligated to expend up to the Purchase Price to cause title to the Premises to be conveyed to Purchaser in the manner required under this Agreement.

                  (b) If, at the Closing, Seller is unable to convey to Purchaser insurable title to the Premises subject to and in accordance with the provisions of this Agreement, Seller shall be entitled, upon written notice delivered to Purchaser at or prior to the Closing, to reasonable adjournments of the Closing Date one or more times, for a period or periods not to exceed, in the aggregate, thirty (30) days, to enable Seller to convey such title or to fulfill such obligations. If Seller does not so elect to adjourn the Closing, or if at the adjourned date Seller is still unable to convey insurable title subject to, and in accordance with the provisions of, this Agreement, then Purchaser may, at its option, (a) terminate this Agreement by written notice delivered as provided in Section 23 hereof, in which event the sole liability of Seller shall be to direct Title Company to refund the Deposit with interest thereon to Purchaser, and to refund to Purchaser all charges made for (i) examining the title, (ii) any appropriate additional municipal searches made in accordance with this Agreement, and (iii) survey and survey inspection charges; or (b) accept title to the Premises subject to such defect(s), in which event such defect(s) shall become Permitted Encumbrance(s). Upon such refund being made to Purchaser in accordance with clause (a) of the immediately preceding sentence, then this Agreement shall automatically become void and of no further force or effect, and neither party shall have any obligations of any nature to the other hereunder or by reason hereof, except obligations which, pursuant to the provisions of this Agreement, are expressly stated to survive the termination of this Agreement. If Seller elects to adjourn the Closing as provided above, this Agreement shall remain in effect for the period or periods of adjournments, in accordance with its terms.

                  (c) Upon notice to Seller, Purchaser shall have the right to cause one or more title insurance companies, whether or not through abstract agencies, to insure Purchaser's title to the Premises on a co-insurance basis or to change title companies, so long as in each instance, said company and agency, to the extent applicable, is a duly licensed title insurance company authorized to conduct business in the State of New Jersey.


         18.      CASUALTY LOSS

                  (a) If prior to the Closing Date any part of the Premises is damaged as the result of fire or other casualty and the estimated cost of repair of the damage exceeds $100,000.00, Purchaser shall have the option to either (i) accept title to the Premises without any abatement of the purchase price whatsoever, in which event on the Closing Date all of the insurance proceeds shall be assigned by Seller to Purchaser and any moneys theretofore received by Seller in connection with such fire or other casualty shall be paid over to Purchaser, or (ii) cancel this Agreement and the Deposit together with all interest earned thereon shall be returned to Purchaser by the Escrow Agent, and upon such return neither party shall have any further liability or obligation to the other. In the event that the damages shall not exceed $100,000.00, this Agreement shall remain in full force and effect, the insurance proceeds shall be assigned by Seller to Purchaser and all sums received by Seller in connection therewith shall be paid over to Purchaser. Seller shall maintain adequate insurance on the Premises to cover the full replacement value of the Buildings without reduction for depreciation, including adequate rental value insurance, so as not to be deemed a co-insurer and for actual replacement costs, with no more than a $5,000.00 deductible and Seller shall give Purchaser a credit therefor on the Closing Date in case of fire or other casualty occurring before the Closing Date.

                  (b) Seller shall not settle any fire or casualty loss claims in connection with the Premises without obtaining Purchaser's prior written consent.

                  (c) Seller hereby agrees to furnish Purchaser with written notification of any such fire or casualty within twenty-four (24) hours of such event.


         19.      CONDEMNATION

                  (a)  Notwithstanding  anything to the  contrary  contained  in
Section 19(b) below, in the event of the institution of any proceedings, judicial, administrative or otherwise, which shall relate to the proposed material taking of any portion of the Premises by eminent domain prior to the Closing Date, or in the event of the material taking of any portion of the Premises by eminent domain prior to the Closing Date, Purchaser shall have the right and option to terminate this Agreement by giving the Seller written notice to such effect at any time after its receipt of written notification of any such occurrence. Any damage to or destruction of the Premises as a result of a taking by eminent domain shall be deemed "material" for purposes of this Section 19 if the estimate of the damage, which estimate shall be performed by an insurance adjustor and Purchaser's architect, shall exceed $100,000.00. Should Purchaser so terminate this Agreement in accordance with this Section 19, the Deposit together with interest earned thereon shall immediately be returned to Purchaser by the Escrow Agent and upon such return, neither party shall have any further liability or obligations to the other. In the event Purchaser shall not elect to cancel this Agreement, Seller shall assign all proceeds of such taking to Purchaser, and same shall be Purchaser's sole property, and Purchaser shall have the sole right to settle any claim in connection with the Premises.

                  (b) The parties hereby agree that Seller shall retain the condemnation awards, payments or compensation attributable to and resulting from that certain condemnation proceeding by the New Jersey Department of
Transportation (the "DOT") for the property more particularly described in Exhibit "I" annexed hereto. In the event that the outcome of such proceeding shall result in the taking by the DOT of more property than contemplated by the parties in Exhibit "I", Purchaser shall receive any awards, payments or compensation attributable to such excess taking.

         20.      REMEDIES

                  (a) In the event Purchaser fails to perform on the Closing Date, Purchaser's sole liability and Seller's sole recourse shall be limited to the amount of the Deposit. Seller agrees that retention of the Deposit constitutes fixed and liquidated damages resulting from Purchaser's default, and Seller waives any other claim, at law or in equity, either against Purchaser or against any person, known or unknown, disclosed or undisclosed.

                  (b) (i) If, after complying with the terms of this Agreement, Seller shall be unable to convey the Premises in accordance with the terms of this Agreement, the sole obligation and liability of Seller shall be to direct the Escrow Agent to refund to Purchaser the Deposit, and to pay Purchaser's net cost of examining title, which cost is not to exceed the charges fixed by the local board of title underwriters and actually to be paid by Purchaser, and survey charges actually to be paid by Purchaser, which charges are not to exceed $5,000, whereupon this Agreement shall be deemed cancelled and the parties hereto shall be released of all obligations and liabilities under this Agreement, except those that are expressly stated to survive the cancellation or termination of this Agreement.

                           (ii)  In the  event  of any  default  on the  part of
Seller or Seller's failure to comply with any representation, warranty or agreement in any material respect, Purchaser shall be entitled to (a) terminate this Agreement upon notice to Seller, in which event the Deposit shall be returned by Escrow Agent to Purchaser and neither party shall thereafter have any further obligations under this Agreement (b) commence an action against Seller seeking specific performance of Seller's obligations under this Agreement or (c) in the event of a willful default by Seller, Purchaser may pursue any and all of its remedies at law or in equity or any combination thereof.

                  (c) The acceptance of the Deed by Purchaser shall be deemed a full performance and discharge of every agreement and obligation of Seller to be performed under this Agreement, except those, if any, which are specifically stated in this Agreement to survive the Closing.


         21.      ASSESSMENT

                  If, on the Closing Date, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is either then a charge or lien or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after the Closing Date, shall be deemed to be due and payable and to be liens upon the Premises and shall be paid and discharged by Seller on the Closing Date.


         22.      CLOSING

                  The closing and delivery of the Deed (the "Closing") shall take place at the offices of Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022 on or about the Closing Date. Upon notice to Seller, Purchaser may elect to accelerate the Closing Date to a date not less than five
(5) days after the date of Purchaser's notice.


         23.      NOTICE

                  All notices, demands, requests, or other writings in this Agreement provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other or by Escrow Agent, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:

       If to Purchaser:          Century Plaza Associates
                                 c/o Cali Realty Acquisition Corporation
                                 11 Commercial Drive
                                 Cranford, New Jersey  07016
                                 Attn: John J. Cali and Roger W. Thomas, Esq.
                                 (908) 272-8000 (tele.)
                                 (908) 272-6755 (fax)

       with a copy to:           Andrew S. Levine, Esq.
                                 Pryor, Cashman, Sherman & Flynn
                                 410 Park Avenue
                                 New York, New York  10022
                                 (212) 326-0414 (tele.)
                                 (212) 326-0806 (fax)

       If to Seller:             Mr. C. Lawrence Keller
                                 Keller Carnegie Associates
                                 103 Carnegie Ceter
                                 Princeton, New Jersey  08540
                                 (609) 452-8880 (tele.)
                                 (609) 520-1730 (fax)

       with a copy to:           George C. Witte, Jr., Esq.
                                 McCarter & English
                                 Four Gateway Center
                                 100 Mulberry Street
                                 Newark, New Jersey  07101
                                 (201) 622-4444 (tele.)
                                 (201) 624-7070 (fax)

       If to Escrow Agent:       First American Title Insurance Company
                                 228 East 45th Street
                                 New York, New York 10017
                                 (212) 922-9700
                                 (212) 922-0881

or to such other address as either party may from time to time designate by written notice to the other or to the Escrow Agent. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 4:00 p.m. on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send verification on its machines and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such Notices shall be deemed given by Purchaser or Seller, as the case may be, for all purposes hereunder.


         24.      ESCROW AGREEMENT

                  Upon the signing of this Agreement by the parties, Purchaser shall deliver the Deposit to Escrow Agent. The parties agree that the Deposit shall be held by the Escrow Agent in escrow and disposed of only in accordance with the provisions of this Section 24. The parties agree that if the Deposit is cash, such cash shall be invested in an assignable interest-bearing certificate of deposit, money market fund, treasury bill or other similar security approved by Seller and Purchaser, and all interest accruing thereon shall be paid to Purchaser, except as otherwise provided herein.

                  (a) The Escrow Agent will deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:

                           (i) To Seller on the Closing Date;

                           (ii)  To  Seller  upon  receipt  of  written   demand
therefor, such demand stating that Purchaser has defaulted in the performance of this Agreement and specifically setting forth the facts and circumstances underlying such default. The Escrow Agent shall not honor such demand until more than five (5) days have elapsed after the Escrow Agent has mailed a copy of such demand to Seller or Purchaser, as the case may be, nor thereafter if the Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of clause (b) of this Section 24; or

                           (iii) To  Purchaser  upon  receipt of written  demand
therefor, such demand stating that this Agreement has been terminated in accordance with the provisions hereof, or Seller has defaulted in the performance of this Agreement, and specifically setting forth the facts and circumstances underlying the same. The Escrow Agent shall not honor such demand until more than five (5) days have elapsed after the Escrow Agent has mailed a copy of such demand to Seller or Purchaser, as the case may be, nor thereafter, if the Escrow Agent shall have received written notice of objection from the other party in accordance with the provisions of clause (b) of this Section 24.

                  (b) Upon the filing of a written demand for the Deposit by Purchaser or Seller, pursuant to subclause (ii) or (iii) of clause (a) of this
Section 24, the Escrow Agent shall promptly mail a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by filing written notice of such objection with the Escrow Agent at any time within five (5) days after the mailing of such copy to it, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, the Escrow Agent shall promptly mail a copy thereof to the party who filed the written demand.

                  (c) In the event the Escrow Agent shall have received the notice of objection provided for in clause (b) above and within the time therein prescribed, the Escrow Agent shall continue to hold the Deposit until (i) the Escrow Agent receives written notice from Seller and Purchaser directing the disbursement of said Deposit, in which case, the Escrow Agent shall then disburse said Deposit in accordance with said direction, or (ii) in the event of litigation between Seller and Purchaser, the Escrow Agent shall deliver the Deposit to the Clerk of the Court in which said litigation is pending, or (iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, in the Escrow Agent's reasonable opinion, elect in order to terminate the Escrow Agent's duties including, but not limited to, depositing the Deposit with the Court and bringing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.

                  (d) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed and presented by the proper person and it shall not be liable in connection with the performance of any duties imposed upon the Escrow Agent by the provisions of this Agreement, except for damage caused by the Escrow Agent's own negligence or willful default. The Escrow Agent shall have no duties or responsibilities except those set forth herein. The Escrow Agent shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Purchaser and Seller, and, if the Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. In the event that the Escrow Agent shall be uncertain as to the Escrow Agent's duties or rights hereunder, or shall receive instructions from Purchaser or Seller which, in the Escrow Agent's opinion, are in conflict with any of the provisions hereof, the Escrow Agent shall be entitled to hold and apply the Deposit pursuant to clause (c) above and may decline to take any other action. The Escrow Agent shall not charge a fee for its services as escrow agent.

         25.      ASSIGNMENT.

                  Purchaser shall have the right, at its sole option, to assign its rights hereunder to First American Exchange Corporation or to an affiliate of Purchaser upon written notice to Seller. Seller shall, within five (5) days after receiving such notice, consent to such assignment. No such assignment shall relieve Purchaser of its obligations hereunder.


         26.      ENVIRONMENTAL REPRESENTATIONS

                  (a) Seller represents and warrants that (a) there are no Hazardous Materials on or at the Premises, except those in compliance with all applicable federal, state and local laws, ordinances, rules and regulations; (b) no owner or occupant nor any prior owner or occupant of the Premises has received any notice or advice from any Governmental Authority or any source whatsoever with respect to Hazardous Materials on, from or affecting the Premises; (c) no portion of the Premises has ever been used by Seller or any former owner, occupant or operator to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Hazardous Materials, whether or not any of those parties has received notice or advice from any Governmental Authority or other source with respect thereto; (d) no portion of the Premises is now, or has ever been used as a "Major Facility," and Seller has not used, and does not intend to use, any portion of the Premises for that purpose; and (e) Hazardous Materials have not been transported from the Premises to another location which is not in compliance with all applicable federal, state or local environmental laws, regulations or permit requirements. Seller covenants that the Premises has been kept free of Hazardous Materials, and neither Seller nor any occupant of the Premises has used, transported, stored, disposed of or in any manner dealt with Hazardous Materials on the Premises, except in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. Seller has complied with, and ensures compliance by all occupants of the Premises with, all applicable federal, state and local laws, ordinances, rules and regulations, and has kept the Premises free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Seller receives any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Premises, Seller shall immediately notify Purchaser.

                  (b) Seller represents and warrants that no lien has been attached to the Premises as a result of any action by the Commission of the NJDEP or its successor or its designee pursuant to the New Jersey Spill Compensation Fund as such term is defined in the Spill Act expending monies from said fund to pay for "cleanup and removal costs" or "natural resources" damages as a result of any "discharge" of any "hazardous substances" on or at the Premises, as such terms are defined in the Spill Act. Seller further represents, covenants and agrees that Seller has not in the past, and does not now own, operate or control any Major Facility or any hazardous or solid waste disposal facility.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Purchaser to pay the Cash Payment and otherwise close title to the Premises on the Closing Date shall be subject to the condition that Seller obtain a Letter of Non-Applicability pursuant to ISRA from the Industrial Site Evaluation Element or its successor (hereinafter called the "Element") of the NJDEP, on or before the Closing Date (hereinafter called the "ISRA Compliance Date"). If this condition is not satisfied on or before the ISRA Compliance Date, Purchaser shall have the right to extend the ISRA Compliance Date or to terminate this Agreement, in which event this Agreement shall be rendered null and void and of no further force or effect, Seller shall promptly reimburse Purchaser for the costs of obtaining its title search, appraisal and any survey of the Premises obtained by Purchaser, the Deposit shall promptly be paid to Purchaser, and neither party shall have any further liability or obligation to the other under or by virtue of this Agreement.

                  (d) Seller shall provide Purchaser with all information, reports, studies and analysis which Seller delivered to the NJDEP for the application and issuance of the Letter of Non-Applicability.

                  (e) For purposes of this Agreement, the term "Environmental Documents" shall mean all environmental documentation in the possession or under the control of Seller concerning the Premises or its environs including, without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation and reports, remedial action plans and reports or the equivalent, sampling results, sampling result quality assurance/quality control documentation, correspondence to or from the Element or any other municipal, county, state or federal Governmental Authority, submissions to the Element or any other municipal, county, state or federal Governmental Authority and directives, orders, approvals and disapprovals issued by the Element or any other Governmental Authority. Within five (5) days from the date of this Agreement, and subsequently promptly upon receipt by Seller or Seller's representatives, Seller shall deliver to Purchaser: (i) all Environmental Documents concerning or generated by or on behalf of predecessors in title or former occupants of the Premises; (ii) all Environmental Documents concerning or generated by or on behalf of Seller, whether currently or hereafter existing; (iii) all Environmental Documents concerning or generated by or on behalf of current or future occupants of the Premises, whether currently or hereafter existing; and
(iv) a description of all known operations, past and present, undertaken at the Premises, and existing maps, diagrams and other Environmental Documents designating the location of past and present operations at the Premises and past and present storage of hazardous or toxic substances, pollutants or wastes, or fill materials, above or below ground, in, on, under or about the Premises or its environs.

                  (f) Seller shall notify Purchaser in advance of all meetings scheduled between Seller or Seller's representatives and NJDEP and Purchaser, and Purchaser's representatives shall have the right, without obligation, to attend and participate in all such meetings.

                  (g) Seller shall indemnify, defend and hold harmless Purchaser from and against all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen including, without limitation, counsel, engineering, attorney and other professional or expert fees, which Purchaser may incur, resulting directly or indirectly, wholly or partly, from any misrepresentation or breach of warranty by Seller or by reason of Seller's action or non-action with regard to Seller's obligation under this Section 26. Any recovery by Purchaser from Seller under this Section 26(g) shall be limited to Seller's Equity in the Premises.

                  (h) This Section 26 shall survive  Closing for a period of one
(1) year unless Seller has made a willful misrepresentation under this Section 26 whereupon the indemnification provisions of this Section 26 shall survive indefinitely and recovery by Purchaser shall not be limited in any manner whatsoever.


         27.      SECTION 1031 EXCHANGE.

                  Purchaser and First American Exchange Corporation have entered into that certain Exchange Agreement whereby First American Exchange corporation has agreed to act as a qualified intermediary for Section 1031 tax deferred exchanges. Purchaser and Purchaser's designee reserves the right to include this transaction as part of an Internal Revenue Code, Section 1031 tax deferred exchange for the benefit of Purchaser or Purchaser's designee. Seller agrees to cooperate with Purchaser, Purchaser's designee and any outside parties and use reasonable efforts to assist Purchaser and Purchaser's designee in achieving a
Section 1031 exchange, including but not limited to, the assignment by Purchaser of all of its rights and obligations hereunder. Seller further agrees to execute any and all documents (subject to the reasonable approval of Seller's counsel) as are reasonably necessary in connection therewith, provided that the close of escrow for the conveyance of the Premises shall not be contingent upon or subject to the completion of such exchange. Purchaser agrees to indemnify and hold Seller harmless from any extraordinary costs, expenses or liabilities, including attorney's fees, incurred by Seller which are a direct result of Seller's participation in such exchange.


         28.      MISCELLANEOUS

                  (a) If any instrument or deposit is necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (i) any such instrument shall be in such form and shall contain such terms and conditions as may be required by the Title Company to omit any defect, objection or exception to title, (ii) any such deposit shall be made with the Title Company, and (iii) Seller agrees to execute, acknowledge and deliver any such instrument and to make any such deposit.

                  (b) This Agreement  constitutes the entire  agreement  between
the  parties  and  incorporates  and  supersedes  all  prior   negotiations  and
discussions between the parties.

                  (c) This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by the party to be charged.

                  (d) This Agreement shall be interpreted and governed by the laws of the State of New Jersey and shall be binding upon the parties hereto and their respective successors and assigns.

                  (e) Whenever in this Agreement there is a provision for the return of the Deposit, the provision shall be deemed to include all interest earned thereon and paid to Purchaser.

                  (f) The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

                  (g) If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

                  (h) Each party shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between Seller and Purchaser. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Seller, Purchaser or the party whose counsel drafted this Agreement.

                  (i) This Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         PURCHASER

                         CENTURY PLAZA ASSOCIATES

                         By:  Cali Sub IV, Inc.,  its managing
                                   general partner

                         By: /s/
                                       Name: Roger W. Thomas
                                       Title: Vice President - General Counsel


                         SELLER

                         KELLER CARNEGIE ASSOCIATES, a New Jersey
                                  Limited Partnership

                         By:  103 Carnegie Associates, L.P., a New Jersey
                                    limited partnership


                                 By:    /s/
                                       Name:  C. Lawrence Keller
                                       Title: General Partner

                                 By: /s/
                                       Name:  Stuart R. Alpert
                                       Title: General Partner

         The undersigned joins in the execution of the Agreement solely for the purpose of acknowledging the receipt of the Deposit and its agreement to hold the Deposit in escrow in accordance with the terms hereof.

ESCROW AGENT

FIRST AMERICAN EXCHANGE CORPORATION

By:__/s/____________________________
      Name: Diane Schappo
      Title: Assistant Vice President

                                    Exhibit A

                                     (Land)

                                    Exhibit B

                           (List of Personal Property)

                                    Exhibit C

                              (Tenant Lease Dates)

                                    Exhibit D

                             (Permitted Exceptions)

                                    Exhibit E
                             (Estoppel Certificates)

                                    Exhibit F

                             (Assignment of Leases)

                                   SCHEDULE A

                                     Leases

                                   SCHEDULE B

                                Security Deposits

                                    Exhibit G

                                   (Rent Roll)

                                    Exhibit H

                               (Service Contracts)

                                    Exhibit I

                 (Map Setting Forth Property Under Condemnation
          Proceeding with the New Jersey Department of Transportation)

                                    Exhibit J

                           (Tax Reduction Proceeding)

None.

                                    Exhibit K

                    (Certain Identifiable Costs and Expenses)

                                    Exhibit L

                        (Schedule of Leasing Commissions)